Exhibit 99

EnSync Reports Fourth Quarter and Full Year 2015
Results

MILWAUKEE, WI – (September 28, 2015) – EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, a leading developer of innovative energy management systems for the utility, commercial, industrial and multi-tenant building markets, today announced their fourth quarter and full year 2015 results.

Fourth Quarter Highlights

The Company’s major accomplishments during and subsequent to the end of the fourth quarter of fiscal year 2015 included:

•
Announced the name change from ZBB Energy Corporation to EnSync, Inc., dba EnSync Energy Systems. This new name represents a vision to enable the future of energy networks, synchronizing utility, and distributed generation and storage assets.

•
The Company and Solar Power, Inc. (OTCBB: SOPW) announced and subsequently closed a global strategic partnership with an initial supply agreement valued between $80 Million and $120 Million.  The historic solar energy and energy storage partnership includes a $33.4 million initial equity investment and targets SPI’s phenomenal growth as a PV Distributed Generation systems provider.

•
Closed a Power Purchase Agreement (PPA) contract with the University of the Nations on the Island of Hawaii.  The PPA includes ~400kW of photovoltaic panels, Agile Hybrid batteries, and a Matrix Energy Management System.  It is estimated that the University will save more than $2.0M of electricity over the lifetime of the PPA.

•
Created Holu Energy, in Honolulu, Hawaii, an 85% owned subsidiary of EnSync.  Holu Energy is a distributed generation project development company, whose purpose is to secure systems and Power Purchase Agreement projects in Hawaii and the Pacific Islands.

•
Signed a contract and received a down payment for a distributed energy generation system at Cayman Technology Centre, a 38,000 square foot office and retail complex in George Town, Grand Cayman.  The system consists of an EnSync 500kWh hybrid energy storage system, an EnSync energy management system, a 380kW PV installation and an 800kW diesel generator.  The system is designed to take the property completely off of the utility grid.

•
Introduced the Matrix Energy Management System, EnSync’s breakthrough technology that revolutionizes energy management for behind the meter environments in Commercial, Industrial and Multi-tenant building applications. Matrix utilizes EnSync’s patented “Auto-Sync” DC-Bus Modular Control, that actively (vs. reactively) enables simultaneous operation of multiple AC and DC inputs and outputs without the need for a central controller.   The plug and play design is the most flexible, efficient and economical way to customize application solutions for a distributed generation system in a commercial or industrial building.  The Matrix can ensure that the most efficient and least cost electrons are utilized at any given moment. Furthermore, it provides a building asset owner the security of a future proof solution through new revenue streams in a simple and cost effective approach.

•
Introduced the Agile Hybrid Series, the first commercial scale energy storage system incorporating multiple storage technologies into the same “bus”.  This is critical because no battery technology is economical for the entire spectrum of “power” and “energy” applications.  The only solution to this applications challenge in the C&I segment is battery technology hybridization.

•
Developed a novel method for controlling hybrid storage systems without complex algorithms or a central controller.  This intellectual property greatly simplifies the highly complex task of routing power and energy applications to the correct storage battery technology within a C&I or microgrid system.

•	Received the first connection permit for installation of a Distributed Generation system incorporating energy storage and PV behind the meter in the State of Hawaii.
•	Commissioned an aqueous storage system for off-grid agricultural irrigation on the Island of Oahu.
•
Secured order with OATI for the Matrix Energy Management and Agile Hybrid Energy Storage systems. These systems, introduced just a few months ago, will be incorporated into the Microgrid South Campus of Open Access Technology International (OATI) in Bloomington, Minnesota, which will integrate new strategies for utilities to further optimize their power supply management efforts through reduced operational challenges and costs.

•
The Company achieved the latest payment milestone under the Lotte Chemical utility-scale storage module project for the development and commercialization of a utility-scale flow battery module. The most recent milestone payment was based upon product design approval, which is now completed, and drives the start of procurement to build the 500kWh battery. The successful completion results in a 25% payment against the total contract value.

Financial results for the three months ended June 30, 2015 as compared to the three months ended June 30, 2014 included:

•	Total revenue decreased to $313,178 as compared to $1,248,711.
•	Total costs and expenses decreased to $3,844,764 from $5,333,115
•	Loss from operations was $3,531,586 compared to a loss of $4,084,404.
•	Net loss attributable to common shareholders was $3,498,657 compared to a loss of $4,176,221.
•	Loss per share was ($0.09) compared to ($0.16).

Financial results for the twelve months ended June 30, 2015 as compared to the full year ended June 30, 2014 included:

•	Total revenue decreased to $1,763,510 as compared to $7,851,607.
•	Total costs and expenses decreased to $15,320,685 from $16,648,862.
•	Loss from operations was $13,557,175 compared to a loss of $8,797,255
•	Net loss attributable to common shareholders was $13,152,164 compared to a loss of $9,077,427.
•	Loss per share was ($0.36) compared to ($0.46).
•
Current backlog for components, systems and engineering services is approximately $2.9 million.  Additionally, the Company has a current backlog of PPA contracts acquired at a value of approximately $6.7M that are expected to be sold with a margin following commissioning.

Financial Position

The Company ended the fourth quarter of fiscal 2015 with total assets of $20.6 million, including $10.8 million in cash and $113,000 in accounts receivable.  This cash position does not include the $33.4 million cash investment that was received from SPI in July.  The cash will be utilized to finance product development and working capital, including several power purchase agreement projects.  Current cash on hand is approximately $35.9 million.

“This quarter, the main take away for investors are the significant product development achievements and the start of executing our strategic plan to accelerate revenue,” said Brad Hansen CEO and President of EnSync.  “The closing of the SPI partnership brings the ability to leverage SPI’s footprint to expand penetration globally, including countries like Germany, Australia and Japan.  But more importantly, the SPI partnership brings EnSync additional capital and the ability to produce new revenues and new revenue streams.  The new revenues will come from the execution of the 40 MW supply agreement with SPI.  The new revenue streams will materialize through the sale of comprehensive energy systems that include the new EnSync products, some listed above, in combination with various sources of distributed generation.  The $6.7 million in solar/storage PPA backlog mentioned earlier is a promising start to these new revenue streams.”

“Changing the company name was vital to the execution of our strategic plan,” Mr. Hansen continued.  “We have evolved from being a pure-play battery company into a distributed energy generation systems and services company, whose mission is to revolutionize the generation and distribution of electricity.”

Conference call – Today, September 28, 2015 – 4:30p.m. EDT (3:30 p.m. CDT)

Date: Monday, September 28, 2015
Time: 4:30 p.m. EDT (3:30 p.m. CDT)
Domestic participant dial in #: 888-661-5138
Participant passcode #: 723718

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available later on the same day via the investor relations section of the company's web site at www.ensync.com until November 28, 2015.

Domestic replay #: 888-203-1112

Replay passcode #: 723718

About EnSync Energy Systems

EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is enabling the future of electricity with advanced energy management systems critical to a global economy becoming increasingly reliant upon the expansion of renewable energy. Whether part of the grid power transmission and distribution network, or behind the meter in commercial, industrial and multi-tenant buildings, EnSync technology brings differentiated power control and energy storage solutions to electricity-challenged environments. Our technologies also serve as the system level intelligence in microgrid applications, by seamlessly integrating multiple generation and storage assets to deliver power in remote and community level environments not served by the grid, or areas electing to use the grid secondary to microgrid assets. In 2015, EnSync incorporated power purchase agreements (PPA's) into its portfolio of offerings, enabling electricity savings for customers and providing a stable financial yield for investors. EnSync is a global corporation, with a joint venture in AnHui, China at Meineng Energy, as well as a strategic partnership with Lotte Chemical in South Korea. For more information, visit: www.ensync.com.

Safe Harbor Statement

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

EnSync, Inc.
Consolidated Statements of Operations

	Three months ended June 30,		Year ended June 30,
	2015	2014	2015	2014
Revenues
Product sales	$41,000	$873,711	$992,162	$3,526,607
Engineering and development	272,178	375,000	771,348	1,325,000
License	-	-	-	3,000,000
Total Revenues	313,178	1,248,711	1,763,510	7,851,607

Costs and Expenses
Cost of product sales	58,774	1,196,785	841,928	2,895,547
Cost of engineering and development	64,904	96,906	267,127	206,102
Advanced engineering and development	1,996,130	1,844,635	6,420,191	5,244,953
Selling, general, and administrative	1,555,866	2,038,617	7,146,649	7,259,683
Depreciation and amortization	169,090	156,172	644,790	1,042,577
Total Costs and Expenses	3,844,764	5,333,115	15,320,685	16,648,862

Loss from Operations	(3,531,586)	(4,084,404)	(13,557,175)	(8,797,255)

Other Income (Expense)
Equity in loss of investee company	22,583	(353,972)	(495,119)	(657,882)
Gain on investment in investee company	-	-	1,257,407	-
Interest income	6,318	2,691	25,108	5,635
Interest expense	(48,962)	(22,437)	(128,009)	(147,105)
Other income (expense)	(3,261)	-	(277)	896
Total Other Income (Expense)	(23,322)	(373,718)	659,110	(798,456)

Loss before benefit for Income Taxes	(3,554,908)	(4,458,122)	(12,898,065)	(9,595,711)

Benefit for Income Taxes	(86,455)	4,437	(86,455)	(82,411)
Net loss	(3,468,453)	(4,462,559)	(12,811,610)	(9,513,300)
Net loss attributable to noncontrolling interest	44,451	353,972	407,672	657,882
Gain attributable to noncontrolling interest	-	-	(481,870)	-
Net Income (Loss) Attributable to EnSync, Inc.	(3,424,002)	(4,108,587)	(12,885,808)	(8,855,418)
Preferred Stock Dividend	(74,655)	(67,634)	(266,356)	(222,009)
Net Loss Attributable to Common Shareholders	$(3,498,657)	$(4,176,221)	$(13,152,164)	$(9,077,427)

Net Loss per share
Basic and diluted	$(0.09)	$(0.16)	$(0.36)	$(0.46)

Weighted average shares-basic and diluted	39,073,084	25,341,195	36,944,116	19,853,579

See accompanying notes to consolidated financial statements.

EnSync, Inc.
Consolidated Balance Sheets

	June 30, 2015	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$10,757,461	$10,360,721
Restricted cash on deposit	60,193	69,901
Accounts receivable, net	113,093	1,051,024
Inventories, net	1,198,117	1,352,970
Prepaid expenses and other current assets	441,537	295,814
Deferred financing costs	545,825	-
Refundable income tax credit	-	91,191
Note receivable	159,107	-
Total current assets	13,275,333	13,221,621
Long-term assets:
Property, plant and equipment, net	4,164,912	4,382,203
Investment in investee company	2,408,528	1,646,240
Goodwill	803,079	803,079
Total assets	$20,651,852	$20,053,143

Liabilities and Equity
Current liabilities:
Current maturities of bank loans and notes payable	$324,626	$351,142
Accounts payable	1,056,744	589,642
Accrued expenses	1,129,166	2,621,479
Customer deposits	1,177,155	741,145
Accrued compensation and benefits	235,351	195,181
Total current liabilities	3,923,042	4,498,589
Long-term liabilities:
Bank loans and notes payable, net of current maturities	1,053,581	2,045,127
Total liabilities	4,976,623	6,543,716

Commitments and contingencies (Note 13)

Equity
Series B redeemable convertible preferred stock ($0.01 par value, $1,000 face value) 3,000 shares authorized and issued, 2,575 shares outstanding, preference in liquidation of $5,635,866 and $5,347,994 as of June 30, 2015 and June 30, 2014, respectively	26	26
Common stock ($0.01 par value); 150,000,000 authorized, 39,129,334 and 25,651,389 shares issued and outstanding as of June 30, 2015
and June 30, 2014, respectively	1,099,608	964,828
Additional paid-in capital	117,104,936	102,286,450
Accumulated deficit	(102,674,049)	(89,788,242)
Accumulated other comprehensive loss	(1,589,486)	(1,599,875)
Total EnSync, Inc. equity	13,941,035	11,863,187
Noncontrolling interest	1,734,194	1,646,240
Total equity	15,675,229	13,509,427
Total liabilities and equity	$20,651,852	$20,053,143

See accompanying notes to consolidated financial statements.

EnSync, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
	Year ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(12,811,610)	$(9,513,300)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	644,790	736,551
Amortization of intangible assets	-	411,073
Amortization of discounts and debt issuance costs on notes payable	-	14,566
Stock-based compensation, net	1,263,529	962,361
Equity in loss of investee company	495,119	657,882
Gain on investment in investee company	(1,257,407)	-
Interest accreted on note receivable	(9,107)	-
Changes in assets and liabilities
Accounts receivable	937,931	(604,099)
Inventories	154,853	1,219,306
Prepaids and other current assets	(145,723)	(85,838)
Refundable income taxes	91,191	46,037
Accounts payable	467,102	18,710
Accrued expenses	(1,473,945)	1,872,642
Customer deposits	436,010	(1,453,117)
Accrued compensation and benefits	40,170	30,744
Net cash used in operating activities	(11,167,097)	(5,686,482)
Cash flows from investing activities
Change in restricted cash	9,708	(9,901)
Expenditures for property and equipment	(427,499)	(51,543)
Issuance of note receivable	(150,000)	-
Net cash used in investing activities	(567,791)	(61,444)
Cash flows from financing activities
Payment of deferred financing costs	(545,825)	-
Repayments of bank loans and notes payable	(1,018,062)	(929,403)
Proceeds from issuance of preferred stock and warrants	-	3,000,000
Preferred stock issuance costs	-	(96,967)
Proceeds from issuance of common stock	14,837,760	14,231,250
Common stock issuance costs	(1,148,023)	(1,194,786)
Contributions of captial from noncontrolling interest	13,756	-
Net cash provided by financing activities	12,139,606	15,010,094
Effect of exchange rate changes on cash and cash equivalents	(7,978)	1,932
Net increase in cash and cash equivalents	396,740	9,264,100
Cash and cash equivalents - beginning of year	10,360,721	1,096,621

Cash and cash equivalents - end of year	$10,757,461	$10,360,721

Supplemental disclosures of cash flow information:
Cash paid for interest	$114,236	$147,106
Cash received from foreign income tax credit	-	133,996

See accompanying notes to consolidated financial statements.

Investor Relations Contact:
Three Part Advisors, LLC
Jeff Elliott
(972) 423-7070
Matt Selinger
(817) 310-8776
Phillip Kupper
(817) 778-8339

EnSync Media Contact:
Michelle Montague
(262) 735-5676